UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 14, 2018, NanoVibronix, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million (the “Equity Requirement”).

Following a hearing on May 2, 2019, a Nasdaq Hearings Panel was appointed to review the Company’s compliance with the Equity Requirement, and on August 5, 2020, the Staff issued a letter to the Company in which it indicated that, since the Company had failed to report stockholders’ equity of at least $2.5 million in each of its last three periodic reports filed with the Securities and Exchange Commission, its common shares would be subject to delisting on August 14, 2020, unless the Company requests an appeal of this determination by 4:00 p.m. Eastern Time on August 12, 2020 (the “Hearing Request”).

The Company intends to submit a Hearing Request. The Hearing Request will automatically stay any suspension or delisting action pending a decision of a Nasdaq Hearings Panel. At the hearing, the Company will provide the Nasdaq Hearings Panel with an update on its compliance plan and, if necessary, request a further extension of time in which to regain compliance. Pursuant to the Nasdaq Listing Rules, the Nasdaq Hearings Panel has the discretion to grant an additional extension of time of up to 180 calendar days, as measured from August 5, 2020.

If the Company timely submits a Hearing Request, the August 5, 2020 notice from the Staff will have no immediate effect on the listing of the Company’s common stock at this time. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NAOV.”

Following the submission of a Hearing Request, there can be no assurance that the Company’s plan will be accepted by the Nasdaq Hearings Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Item 3.02	Unregistered Sale of Equity Securities.

As previously reported, on February 11, 2019, the Company entered into a consulting agreement (the “Agreement”) with Bespoke Growth Partners, Inc. (“Bespoke”), pursuant to which, amongst other things, Bespoke was entitled to receive up to 650,000 shares of common stock of the Company, of which 275,000 shares were issued on the date of signing. On August 5, 2020, the Company issued an additional 375,000 shares of common stock to Bespoke under the Agreement. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: August 7, 2020	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer